Exhibit 99.2

Arrival VanH3L3Overview ExteriorCargo volume 494 cu ft Wheelbase 139.8 in Vehicle length 227.9 in Length 227.9 in Loading length 136 in Height* 107.5 in Width (wheel arches) 81.7 in Battery configurations Width (exterior mirrors) 92.5 in kWh 67 89 111 133 Width (e-mirrors) 81.7 in Front overhang 37.4 in Rear overhang 51.7 in Performance Approach angle* 20.8 ° kWh 67 89 111 133 Ramp breakover * 11.5 ° FWD GVWR 9370 lbs 9370 lbs 9370 lbs 9370 lbs Departure angle* 13.6° Curb weight 5016 lbs 5280 lbs 5545 lbs 5810 lbs Ground clearance* 7.1 in Max. payload 4354 lbs 4090 lbs 3825 lbs 3560 lbs Turning circle Ø (curb) 43 ft 4 in Range (estimated) 112 miles 149 miles 180 miles 211 miles Tire size 235/65/R16 Max. speed 75 mph 75 mph 75 mph 75 mph Rim size 16” x 6.5J Charging DC peak capacity 120 kW 120 kW 120 kW 120 kWAC peak capacity 11 kW 11 kW 11 kW 11 kWAvailable variantsLength L1 L2 L3 L4 Height H3 H2 H1*SPECIFICATION OF VEHICLE 50% LADEN INCLUDING DRIVER03.03.2021 ARRIVAL VAN—NORTH AMERICA 1

03.03.2021 ARRIVAL VAN—NORTH AMERICA 2